EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148709 and 333-177549 on Form S-8 of our report dated March 26, 2013 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

South Bend, Indiana

March 26, 2013